Exhibit 4.1

Execution Version

SUNCOKE ENERGY PARTNERS, L.P.

SUNCOKE ENERGY PARTNERS FINANCE CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

7.50% SENIOR NOTES DUE 2025

INDENTURE

Dated as of May 24, 2017

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee

i

		Page

Section 12.11	Severability.	106
Section 12.12	Counterpart Originals.	106
Section 12.13	Table of Contents, Headings, etc.	106
Section 12.14	Payment Date Other Than a Business Day.	106
Section 12.15	Evidence of Action by Holders.	106
Section 12.16	Force Majeure.	107
Section 12.17	FATCA.	107

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of May 24, 2017 among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), the Guarantors (as defined) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.50% Senior Notes due 2025 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“2013 Indenture Date” means the date of that certain indenture, dated as of January 24, 2013, by and among the Partnership, Finance Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and Section 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note at any time, the excess of:

(a) the present value at such time of (i) the redemption price of the Note at June 15, 2020 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through June 15, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Partnership or any of the Partnership’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or by Section 5.01 and not by the provisions of Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Partnership’s Restricted Subsidiaries or the sale by the Partnership or any of the Partnership’s Restricted Subsidiaries of Equity Interests in any of the Partnership’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets between or among the Partnership and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Partnership to the Partnership or to a Restricted Subsidiary of the Partnership;

(4) the sale, lease or other transfer of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Partnership, no longer economically practicable to maintain or useful in the conduct of the business of the Partnership and its Restricted Subsidiaries taken as whole);

(5) licenses and sublicenses by the Partnership or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by Section 4.12 hereof;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) any asset sold in connection with a sale and leaseback transaction in compliance with Section 4.09(b)(12) hereof;

(10) the sale of assets by the Partnership and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Partnership and its Restricted Subsidiaries;

(11) foreclosure of assets of the Partnership or any of its Restricted Subsidiaries;

(12) the unwinding of any Hedging Obligations;

(13) the issuance of Equity Interests (other than Disqualified Stock) or Preferred Stock pursuant to Section 4.09 hereof;

(14) the issuance of Equity Interests in any of the Partnership’s Restricted Subsidiaries to the extent consisting of directors’ qualifying shares or shares required by applicable law to be held by a Person;

(15) the sale or discounting of receivables in the ordinary course of business;

(16) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; and

(17) any payment or transfer of assets pursuant to or contemplated by the Omnibus Agreement as in effect on the date of this Indenture, and as amended or modified thereafter on terms that are not materially less favorable to the Partnership and its Restricted Subsidiaries, taken as a whole, considered in the aggregate taking into account all such substantially contemporaneous amendments and modifications of such agreements, as reasonably determined by the Partnership.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are subject to a securities purchase agreement, merger agreement or similar agreement until the consummation of the transactions or, as applicable, the series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

So long as the Partnership is organized as a limited partnership, references to its Board of Directors are to the Board of Directors of the General Partner.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of this Indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of this Indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America in each case maturing within one year from the date of acquisition;

(2) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500.0 million;

(3) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(4) repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the government of the United States of America;

(5) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(6) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

(7) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition; or

(8) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership (including Equity Interests of Restricted Subsidiaries) and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than any Permitted Holder, which occurrence is followed by a Ratings Decline within 90 days;

(2) the adoption of a plan relating to the liquidation or dissolution of the Partnership;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as defined above)) other than any Permitted Holder other than the underwriter(s) in connection with a bona fide public offering becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner (measured by voting power rather than number of shares, units or the like), which occurrence is followed by a Ratings Decline within 90 days;

(4) the removal of the General Partner by the limited partners in accordance with the Partnership Agreement; or

(5) the first day on which the Partnership ceases to own at least 100% of the issued and outstanding Equity Interests of Finance Corp., except as a result of a transaction in compliance with Section 5.01 hereof.

Notwithstanding the preceding, a conversion of the Partnership or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Partnership immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person,” other than any Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Clearstream” means Clearstream Banking S.A.

“Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case as amended from time to time.

“Consolidated EBITDA” means, the Consolidated Net Income for such period plus the sum of:

(1) provision for taxes, based on income or profits of the Partnership and the Restricted Subsidiaries for such period, to the extent that such amounts were deducted in computing Consolidated Net Income, plus

(2) Fixed Charges of the Partnership and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income, plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Partnership and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus

(4) the “run-rate” Consolidated Net Income plus amounts added to Consolidated Net Income in accordance with clauses (1) through (3) of this definition to calculate Consolidated EBITDA (the “Operational EBITDA”) of any asset acquired, constructed, designed, installed or improved that has not been fully constructed, complete and operational in the business of the Partnership and its Restricted Subsidiaries for at least four full fiscal quarters; provided that (A) the Operational EBITDA of such asset shall be determined based upon the annualized Operational EBITDA of such asset projected in good faith by a responsible financial or accounting officer of the General Partner to be realized no later than 12 months after such asset is fully constructed, complete and operational in the business of the Partnership and its Restricted Subsidiaries and (B) the aggregate amount by which Consolidated EBITDA is increased pursuant to this clause (4) shall not exceed 10% of Consolidated Net Income for any period of four consecutive fiscal quarters, plus

(5) any extraordinary loss or net loss realized by the Partnership or any of its Restricted Subsidiaries in connection with any Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, minus or plus, as the case may be, plus

(6) all extraordinary, unusual or non-recurring items of gain (loss) or expense to the extent deducted or added in computing Consolidated Net Income, minus or plus, as the case may be, plus

(7) non-cash items increasing or decreasing such Consolidated Net Income for such period, other than the accrual of revenue or expense in the ordinary course of business, plus

(8) sales discounts provided by the Partnership or any Restricted Subsidiary to customers due to sharing of nonconventional fuels tax credits, in each case, on a consolidated basis and determined in accordance with GAAP, minus

(9) the pro rata portion of the amount determined pursuant to the foregoing clauses (1) through (8) that is attributable to minority interests in each Restricted Subsidiary of the Partnership that are owned by a Person other than the Partnership or a wholly-owned Restricted Subsidiary of the Partnership.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Partnership by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means for any period, the aggregate of the net income (loss) of the Partnership and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Partnership or a Restricted Subsidiary (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitations contained in clause (2) hereof);

(2) the net income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person or its stockholders;

(3) the net income (loss) of any Person acquired during the specified period for any period prior to the date of the acquisition will be excluded (except to the extent, for any calculation done giving pro forma effect to such acquisition, such net income (loss) is intended to be included);

(4) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale of assets outside the ordinary course of business of the Partnership or any Restricted Subsidiary; or (ii) the disposition of any securities by the Partnership or any Restricted Subsidiary or the extinguishment of any Indebtedness of the Partnership or any Restricted Subsidiary, will be excluded;

(5) any extraordinary, non-recurring or unusual gain or loss, together with any related provision for taxes on such extraordinary, non-recurring or unusual gain or loss will be excluded;

(6) any unrealized gain or loss included in net income due to marking Hedging Obligations to market shall be excluded;

(7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights of officers, directors and employees of the Partnership and any Restricted Subsidiary will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock) of the Partnership or any Restricted Subsidiary;

(8) the cumulative effect of a change in accounting principles will be excluded; and

(9) to the extent deducted in the calculation of net income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income.

“Consolidated Net Tangible Assets” of the Partnership as of any date means the total assets of the Partnership and its Restricted Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Partnership and its Restricted Subsidiaries is available, minus all current liabilities of the Partnership and its Restricted Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Partnership and its Restricted Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof.

“Credit Agreement” means that certain Credit Agreement, dated as of May 24, 2017, by and among the Partnership and the Guarantors party hereto, as borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto, including any related notes,

Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Credit Facilities” means, one or more credit or debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Partnership or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Partnership to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Partnership may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Partnership and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Partnership that was formed under the laws of the United States or any state of the United States or the District of Columbia and that guarantees or otherwise provides direct credit support for any Indebtedness of the Partnership.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either of (1) Equity Interests of the Partnership by the Partnership (other than Disqualified Stock and other than to a Subsidiary of the Partnership) or (2) Equity Interests of a direct or indirect parent entity of the Partnership (other than to the Partnership or a Subsidiary of the Partnership) to the extent that the net proceeds therefrom are contributed to, or used to acquire, common equity capital of the Partnership.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Partnership and its Subsidiaries (other than Indebtedness under any Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the General Partner in the case of amounts of $50.0 million or more and otherwise by an officer of the General Partner (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings not constituting a permanent commitment reduction) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur within the next 18 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(7) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, interest expense for borrowings under the revolving credit facility will be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation original issue discount, non-cash interest payments (other than as provided in clause (2) below), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of the Partnership;

provided that consolidated interest expense shall not include (a) amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) and (b) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives under GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Partnership that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Partner” means SunCoke Energy Partners GP LLC, a Delaware limited liability company, and its successors and permitted assigns under the Partnership Agreement as general partner of the Partnership.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Partnership that Guarantees the Notes in accordance with the provisions of this Indenture, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) any agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates; and

(4) any commodity or raw material futures contract, commodity hedge agreement, any actual or synthetic forward sale contract or other similar device or instrument or any other agreement designed to protect such Person against, or mitigate, commodity or raw material price risk.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $10.0 million and whose total revenues for the most recent 12-month period do not exceed $10.0 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Partnership.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by or issued in exchange for bonds, notes, debentures or similar instruments;

(3) in respect of letters of credit (or reimbursement agreements in respect thereof), bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn);

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Indebtedness shall not include (x) obligations (other than obligations with respect to Indebtedness for borrowed money) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Partnership (including SunCoke Energy Inc. and its Subsidiaries, as its predecessor) and its Restricted Subsidiaries, (y) minimum payment, supply or take-or-pay obligations contained in supply or other arrangements of the Partnership and its Restricted Subsidiaries, or (z) any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the irrevocable deposit of cash or securities referred to in clause (1) of the definition of “Cash Equivalents” (in an amount sufficient to satisfy all such Indebtedness at fixed maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $630.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) advances to customers, suppliers, joint venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Partnership or its Restricted Subsidiaries, (ii) endorsements for collection or deposit arising in the ordinary course of business and (iii) commission, travel and similar advances to officers and employees of the General Partner, the Partnership and any Restricted Subsidiary made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership, the Partnership will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Partnership’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Partnership or any Restricted Subsidiary of the Partnership of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Partnership or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratings business.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Partnership or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) in the case of any Asset Sale by a non-wholly owned Restricted Subsidiary of the Partnership, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Partnership or a wholly-owned Restricted Subsidiary of the Partnership as a result thereof and (v) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or for liabilities associated with such Asset Sale and retained by the Partnership or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Partnership or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Partnership or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes as provided in Article 10 hereof.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Issuers’ Offering Memorandum dated May 19, 2017, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of each of the Partnership and Finance Corp., in the case of the Partnership by two of the Officers of the General Partner and in the case of Finance Corp. by two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the General Partner or Finance Corp, as the case may be, that meets the requirements of Section 12.05 hereof.

“Omnibus Agreement” means the Omnibus Agreement, dated as of January 24, 2013, among the Partnership, the General Partner, and SunCoke Energy, Inc., as the same may be further amended or supplemented from time to time.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the 2013 Indenture Date.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof, which counsel may be an employee of or counsel to the Partnership or any Subsidiary of the Partnership.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 24, 2013, as in effect on the 2013 Indenture Date and as the same may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Partnership or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock (i) was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Partnership or (b) such Person was merged or consolidated with or into the Partnership or any of its Restricted Subsidiaries, or (ii) such Indebtedness or Disqualified Stock was incurred to finance the acquisition of such Person or to finance such merger or consolidation, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Partnership or any of its Restricted Subsidiaries, as applicable, either of:

(1) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Partnership or such Person (if the Partnership is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(2) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Partnership or such Person (if the Partnership is not the survivor in the transaction) is (i) greater than 1.5 to 1.0 and (ii) equal to or greater than the Fixed Charge Coverage Ratio of the Partnership immediately prior to such transaction.

“Permitted Business” means any business that (i) is the same as, or reasonably related, ancillary or complementary to, or is a reasonable extension, expansion or development of, any of the businesses in which the Partnership and its Restricted Subsidiaries are engaged on the date of this Indenture and (ii) any other business that generates gross income which constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Business Investments” means Investments by the Partnership or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Partnership or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, the Partnership would be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07 hereof) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Partnership or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Partnership or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any Guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Partnership and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Holder” means (i) SunCoke Energy, Inc. and (ii) any other Person that is controlled by the Person in the preceding clause (i).

“Permitted Investments” means:

(1) any Investment in the Partnership or in a Restricted Subsidiary of the Partnership;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Partnership or any Restricted Subsidiary of the Partnership in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Partnership; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

and, in each case, any Investment held by such Person;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock as a capital contribution to the Partnership or solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Partnership;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Partnership or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors or employees of the General Partner, the Partnership or any Restricted Subsidiary of the Partnership in the ordinary course of business or consistent with past practice of the Partnership or any Restricted Subsidiary of the Partnership (or their predecessors) or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Partnership that is not a Restricted Subsidiary of the Partnership;

(11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(12) Investments acquired after the date of this Indenture as a result of the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of another Person, including by way of a merger, amalgamation or consolidation with or into the Partnership or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13) Permitted Business Investments;

(14) (i) receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business, and (ii) endorsements for collection or deposit in the ordinary course of business;

(15) extensions of credit to customers, suppliers and joint venture partners in the ordinary course of business;

(16) Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(17) Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are otherwise permitted under this Indenture;

(18) Investments resulting from pledges and deposits permitted under the definition of Permitted Liens;

(19) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice of the Partnership or its Restricted Subsidiaries (or their predecessors);

(20) Investments pursuant to or contemplated by any contractual obligations in respect of the Partnership Agreement or the Omnibus Agreement as in effect on the 2013 Indenture Date, in each case as amended or modified thereafter on terms that are not materially less favorable to the Partnership and its Restricted Subsidiaries, taken as a whole, considered in the aggregate taking into account all such substantially contemporaneous amendments and modifications to such agreements, as reasonably determined by the Partnership; and

(21) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding do not exceed the greater of $115.0 million or 8.5% of the Partnership’s Consolidated Net Tangible Assets.

“Permitted Liens” means each of the following Liens, to the extent it secures any Indebtedness:

(1) Liens on assets of the Partnership or any Guarantor securing Indebtedness and other Obligations under (i) Credit Facilities that were permitted by the terms of this Indenture to be incurred pursuant to Section 4.09(b)(1) and (ii) Hedging Obligations and other agreements, including in respect of cash management services provided by lenders of the Indebtedness referred to in the preceding clause (i) or their affiliates;

(2) Liens in favor of the Partnership or the Guarantors;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Partnership or is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Partnership or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Partnership or is merged with or into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Partnership or any Subsidiary of the Partnership; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens or deposits to secure the performance of public or statutory obligations, insurance, surety or appeal bonds, reclamation bonds, custom duties and the like, workers compensation obligations, performance bonds, contractual obligations with suppliers, the payment of rent, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Indenture (other than Liens described in clause (1) of this definition of Permitted Liens);

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) customary Liens in favor of trustees or escrow agents, bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) grants of software and other technology licenses in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20) Liens incurred in connection with sale and leaseback transactions incurred pursuant to Section 4.09(b)(12);

(21) Liens incurred in the ordinary course of business of the Partnership or any Restricted Subsidiary of the Partnership with respect to obligations that do not exceed the greater of $100.0 million and 7.5% of Consolidated Net Tangible Assets (determined at the time of incurrence) at any one time outstanding;

(22) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(23) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

(24) Liens incurred in the ordinary course of business securing obligations not constituting Indebtedness for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Partnership and its Restricted Subsidiaries;

(25) Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.09(b)(10) covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(26) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any Restricted Subsidiary of the Partnership to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(27) existing or future grants of coal bed methane leases or oil and gas or other hydrocarbon leases granted by any governmental authority or other third party and associated pipelines, collection facilities, accessways and easements pertaining to the same;

(28) surface use agreements, mining agreements, easements, covenants, conditions, restrictions, declarations, zoning restrictions, rights of way, minor defects in title, encroachments, pipelines, leases (other than Capital Lease Obligations), licenses, special assessments, railroad trackage, siding and spur rights and agreements, transmission and transportation lines, related to real property (and together with all the foregoing Liens in this clause (28), collectively, “Real Property Liens”), (A) which are in existence on the date of this Indenture or with respect to after-acquired property, which are in existence on the date of such acquisition (as the same may be amended or modified from time to time), or (B) imposed by law or arising in the ordinary course of business, in each case that do not secure any monetary obligation, and in each case do not materially detract from the value of the affected real property for the purpose for which it is being used at the time of evaluation (subject to and taking into account any implied, express or historical consent, permission or other acquiescence by the holder of any Real Property Lien) and do not materially interfere with the ordinary conduct of business of the Partnership or any Subsidiary as actually conducted at the time of evaluation;

(29) rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Partnership or one of its Subsidiaries, with respect to real property where the Partnership or applicable Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;

(30) layback arrangements, joint operation arrangements and similar arrangements with adjoining coal operators;

(31) with respect to water rights, Liens imposed by the doctrine of prior appropriation (including seniority of water rights), the necessity to put the water to a beneficial use, restrictions imposed by the applicable governmental authority and the actual availability of water (including restrictions on the use of ground water);

(32) farm, grazing, hunting, recreational and residential leases with respect to which the Partnership or any Subsidiary is a lessor encumbering portions of any property to the extent such leases would be granted or permitted by a prudent operator of mining properties similar in use and configuration to real properties;

(33) encumbrances typically found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements);

(34) rights and easements of owners (i) of undivided interests in any of the real property where the Partnership or its Subsidiaries own less than 100% of the fee interest, (ii) of interests in the surface of any real property where the Partnership or its Subsidiaries do not own or lease such surface interest, (iii) and lessees, if any, of coal or other minerals (including oil, gas and coalbed methane) where the Partnership or its Subsidiaries do not own such coal or other minerals, and (iv) and lessees of other coal seams and other minerals (including oil, gas and coalbed methane) not owned or leased by the Partnership or its Subsidiaries;

(35) with respect to any real property in which the Partnership or any Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns);

(36) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and

(37) extensions, renewals or replacements of any Liens referred to in clause (1), (3), (4), (6), (7) or (25) of this definition of Permitted Liens in connection with any refinancing of the obligations secured thereby, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(5) such Indebtedness is incurred either by the Partnership or by the Restricted Subsidiary of the Partnership that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is Guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock, units or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ratings Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Decline” means a decrease in the rating of the Notes by both Moody’s and S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2 and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a ratings decline either from BB+ to BB or BB to BB- will constitute a decrease of one gradation.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Reporting Default” means a Default described in Section 6.01(d) hereof.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Partnership.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor to its ratings business.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Leverage Ratio” means as of any date of determination, the ratio of (i) the aggregate principal amount of Secured Indebtedness of the Partnership and its Restricted Subsidiaries of the type referred to in clauses (1)—(4) of the definition of the term “Indebtedness” (determined on a consolidated basis in accordance with GAAP) less the amount of unrestricted cash and cash equivalents stated on the consolidated balance sheet of the Partnership and its Restricted Subsidiaries as of the most recent fiscal quarter end for which such a balance sheet is available, to (ii) the Consolidated EBITDA of the Partnership for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, determined on a pro forma basis in the same manner as Consolidated EBITDA would be determined in calculating the Fixed Charge Coverage Ratio of the Partnership at the same date of determination.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2020; provided, however, that if the period from the redemption date to June 15, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Partnership (a) will calculate the Treasury Rate no later than the second (and no earlier than the fourth) business day preceding the applicable redemption date (or in the case of any redemption in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture, on the business day preceding such event) and (b) will file with the Trustee, promptly after completing such calculation and in any event prior to such redemption date (or such event, as applicable) an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail; provided, however, that the Trustee shall not be responsible for any such calculation.

“Trustee” has the meaning assigned to it in the preamble to this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Partnership that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary of the Partnership unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Partnership or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Partnership;

(3) is a Person with respect to which neither the Partnership nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Partnership or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, “Voting Stock” means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11(a)
“Alternate Offer”	4.15(d)
“Applicable Law”	12.17
“Asset Sale Offer”	4.10(c)
“Authentication Order”	2.02
“Calculation Date”	1.01
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Purchase Date”	4.15(a)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10(c)
“Finance Corp.”	Preamble
“Incremental Funds”	4.07(a)
“incur”	4.09(a)
“Joint Venture”	1.01
“Joint Venture General Partner”	1.01
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Operational EBITDA”	1.01
“Partnership”	Preamble
“Paying Agent”	2.03
“Payment Default”	6.01(f)
“Permitted Debt”	4.09(b)
“Purchase Date”	3.09
“Real Property Liens”	1.01
“Registrar”	2.03
“Restricted Payments”	4.07(a)
“Trailing Four Quarters”	4.07(a)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions; and

(g) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Partnership.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of the Partnership’s Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes and the Issuers shall otherwise comply with TIA §312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Depositary (A) notifies the Issuers that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(2) the Issuers, at their option but subject to the Depositary’s requirements, notify the Trustee in writing that they elect to cause the issuance of the Definitive Notes; or

(3) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange such Global Note for Definitive Notes.

Upon the occurrence of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(b)(4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of either of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this

Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL

GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO CLAUSE (2)(C) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSE (2)(B) OR (D), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SPECIFIED IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY US OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A

SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or beneficial interests in other Global Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Partnership or a Subsidiary of the Partnership shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy the canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will give to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least five Business Days prior to the giving of notice of a redemption, a written statement setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed;

(d) the redemption price (if then determined and otherwise the method of determination); and

(e) the CUSIP number(s), if any.

Section 3.02 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Notes will be selected by lot or such other method as DTC may require.

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers will send or caused to be sent a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price (if then determined and otherwise the method of determination);

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(i) any conditions precedent to the redemption.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the written statement delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.

Any such redemption may, at the Partnership’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Partnership’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was given), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. The Partnership shall notify the Trustee and the Holders once any conditions to redemption have been satisfied.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the satisfaction of any conditions to the redemption as provided in Section 3.03 hereof) on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m., New York City time, on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or accepted for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to June 15, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon notice as provided in this Indenture, at a redemption price equal to 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from an Equity Offering by the Partnership; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Partnership and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to June 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at a redemption price equal to the sum of:

(1) 100% of the principal amount thereof, plus

(2) the Applicable Premium as of the redemption date,

plus accrued and unpaid interest to the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c) Except pursuant to clauses (a), (b) or (e) of this Section 3.07, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2020.

(d) On and after June 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2020	105.625%
2021	103.750%
2022	101.875%
2023 and thereafter	100.000%

(e) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) hereof.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Partnership is required to commence an Asset Sale Offer to all Holders to purchase Notes, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Partnership will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Partnership will send, by first class mail, or electronically if DTC is the recipient, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment will continue to accrue interest;

(d) that, unless the Partnership defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Partnership, a depositary, if appointed by the Partnership, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders will be entitled to withdraw their election if the Partnership, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Notes to be purchased shall be selected by such method as DTC may require based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Partnership so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Partnership will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Partnership in accordance with the terms of this Section 3.09. The Partnership, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Partnership for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Partnership, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Partnership to the Holder thereof. The Partnership will publicly announce the results of the Asset Sale Offer on the Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Partnership, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the State of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will send prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the State of New York for such purposes. The Issuers will send prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the SEC and subject to the other paragraphs set forth in this Section 4.03, so long as any Notes are outstanding, the Partnership will furnish to the Holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Partnership were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Partnership’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file such reports,

provided that the time period for filing obligations on Form 8-K shall be ten (10) Business Days after the event giving rise to the obligation to file such report.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations of the SEC applicable to such reports, provided that in no event shall any of such reports be required to contain separate financial information or statements for guarantors or subsidiaries that would be required under Rule 3-10 of Regulation S-X. If, notwithstanding the foregoing, the SEC will not accept the Partnership’s filings for any reason, the Partnership will post the reports referred to in Section 4.03(a) above on its website within the time periods contemplated above. The Partnership will at all times comply with TIA §314(a).

In the event that any direct or indirect parent company of the Partnership becomes a guarantor of the Notes, the Partnership may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Partnership by furnishing financial information relating to such parent company; provided that the same be accompanied by consolidated information, in the form of financial statement footnotes or otherwise, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Partnership and its Restricted Subsidiaries on a standalone basis, on the other hand.

(b) Any and all Defaults or Events of Default arising from a failure to file in a timely manner any information or report required by this Section 4.03 shall be deemed cured (and the Partnership shall be deemed to be in compliance with this Section 4.03) upon filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so filed); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(c) For so long as any Notes remain outstanding, the Issuers and the Guarantors will furnish to the Holders and Beneficial Owners of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2017, an Officers’ Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Partnership will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Partnership’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any of its Restricted Subsidiaries) or to the

direct or indirect holders of the Partnership’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Partnership and other than dividends or distributions payable to the Partnership or a Restricted Subsidiary of the Partnership);

(2) repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of the Partnership or any direct or indirect parent of the Partnership;

(3) make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding (a) any intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries and (b) the repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund or other payment obligation due within one year of the date of such repurchase or other acquisition or retirement for value), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default that could become an Event of Default pursuant to clause (h) or (i) of Section 6.01 hereof and no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(A) if the Fixed Charge Coverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is more than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (A) (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) below) after the 2013 Indenture Date, is less than the sum, without duplication, of:

(i) Operating Surplus as of the end of the immediately preceding fiscal quarter; plus

(ii) 100% of the aggregate net proceeds, including cash and the Fair Market Value of any property other than cash, received by the Partnership after the 2013 Indenture Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Partnership (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Partnership); plus

(iii) to the extent that any Restricted Investment that was made after the 2013 Indenture Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(iv) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the 2013 Indenture Date (items (ii), (iii) and (iv) being referred to as “Incremental Funds”); minus

(v) the aggregate amount of Incremental Funds previously expended pursuant to clause (B) below; or

(B) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is not more than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (B) (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b) below) since the 2013 Indenture Date (such Restricted Payments for purposes of this clause (B) meaning only (x) distributions on the Partnership’s common units, preferred units, subordinated units or with respect to incentive distribution rights and (y) distributions on the general partner interest), is less than the sum, without duplication, of:

(i) $120.0 million; plus

(ii) Incremental Funds to the extent not previously expended pursuant to the immediately preceding clause (A) of this Section 4.07(a).

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Partnership) of, Equity Interests of the Partnership (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Partnership (with any sale or contribution within 45 days deemed as substantially concurrent); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (A)(ii) of Section 4.07(a) hereof and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to the Partnership or any other Restricted Subsidiary;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Partnership or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent (with any offering within 45 days deemed as substantially concurrent) incurrence of Permitted Refinancing Indebtedness;

(5) so long as no Default that could become an Event of Default pursuant to clause (h) or (i) of Section 6.01 hereof and no Event of Default has occurred and is continuing or would be caused thereby, (x) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership or (y) the payment, settlement, exercise, redemption, repurchase, or exchange of any other award constituting a Restricted Payment, in the case of clauses (x) and (y), held or received by any current or former officer, director or employee of the General Partner, the Partnership or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, equity plan, equity option agreement, unitholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests or awards may not exceed $2.5 million in any twelve-month period (with any portion of such $2.5 million amount in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further that the amount in any twelve-month period may be increased by an amount not to exceed the sum of (i) cash proceeds received by the Partnership or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Partnership to officers, directors or employees of the General Partner, the Partnership and its Restricted Subsidiaries after the 2013 Indenture Date and (ii) the cash proceeds of key man life insurance policies received by the Partnership and its Restricted Subsidiaries after the 2013 Indenture Date;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of units or other equity options to the extent such Equity Interests represent a portion of the exercise price of those units or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of equity options, warrants, incentives or other rights to acquire Equity Interests;

(7) so long as no Default that could become an Event of Default pursuant to clause (h) or (i) of Section 6.01 hereof and no Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Partnership or any Preferred Stock of any Restricted Subsidiary of the Partnership issued on or after the date of this Indenture in accordance with Section 4.09(a) hereof;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by the Partnership or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional units upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9) payments to the General Partner constituting reimbursements for expenses in accordance with the Partnership Agreement as in effect on the date of this Indenture and as it may be amended or replaced thereafter, provided that any such amendment or replacement is not materially less favorable to the Partnership in any material respect than the agreement prior to such amendment or replacement;

(10) any repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Partnership or any Guarantor that is contractually subordinated to the Notes or any Note Guarantee (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness plus accrued interest in accordance with provisions governing such Indebtedness similar to Section 4.15 hereof or (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions governing such Indebtedness similar to Section 4.10 hereof; provided that, prior to or simultaneously with such repurchase, redemption, defeasance or other acquisition or retirement, the Partnership shall have complied with Section 4.15 or Section 4.10 hereof, as the case may be, and repurchased all Notes validly tendered for payment in connection with the Change of Control Offer or Asset Sale Offer, as the case may be;

(11) any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture not to exceed $10.0 million in the aggregate after the 2013 Indenture Date; and

(12) so long as no Default that could become an Event of Default pursuant to clause (h) or (i) of Section 6.01 hereof and no Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $10.0 million after the 2013 Indenture Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market

Value of any non-cash dividend paid within 60 days after the date of its declaration shall be determined as of the date of declaration of such non-cash dividend. For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof, the Partnership will be permitted to classify such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (4)(A) or (4)(B) of Section 4.07(a) hereof, the Partnership will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Partnership or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Partnership or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;

(2) make loans or advances to the Partnership or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Partnership or any Restricted Subsidiary to other Indebtedness incurred by the Partnership or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Partnership or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements and instruments (including those governing Existing Indebtedness and Credit Facilities) as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(4) any applicable law, rule, regulation, approval, license, permit or order;

(5) any agreement or instrument of a Person acquired by the Partnership or any of its Restricted Subsidiaries (including those governing Indebtedness or Capital Stock) as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) above;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale and leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers, lessors, suppliers, or required by insurance surety bonding companies, in each case in the ordinary course of business;

(13) in the case of any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a Payment Default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Partnership determines that any such encumbrance of restriction will not materially affect the Partnership’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the General Partner, whose determination shall be conclusive;

(14) for any purpose not otherwise prohibited by this Indenture, encumbrances or restrictions of the type described in clause (3) of Section 4.08(a) above arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Partnership or any Restricted Subsidiary;

(15) encumbrances or restrictions with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Partnership or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(16) customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a permitted sale and leaseback transaction; and

(17) any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Partnership will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1) the incurrence by the Issuers and any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) $300.0 million and (y) an amount of Secured Indebtedness that would not cause the Senior Secured Leverage Ratio for the Partnership’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Secured Indebtedness is incurred to exceed 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Secured Indebtedness had been incurred at the beginning of such four-quarter period;

(2) the incurrence by the Partnership and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture;

(4) the incurrence by the Partnership or any of its Restricted Subsidiaries of (i) Indebtedness of any Person in existence on the date such Person becomes a Restricted Subsidiary as a result of an acquisition by the Partnership or any Restricted Subsidiary or (ii) Indebtedness of the Partnership or any Restricted Subsidiary incurred to finance the acquisition, construction, development, design or improvement of any assets (real or personal), including Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations, Disqualified Stock, synthetic lease obligations and any Indebtedness assumed in connection with the acquisition of any such assets (real or personal) or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount of Indebtedness outstanding at any time and permitted by this clause (4), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), shall not exceed the greater of (x) $200.0 million and (y) 15% of Consolidated Net Tangible Assets (determined at the time of incurrence);

(5) the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2), (3), (4), (5), (12), (13) or (18) of this Section 4.09(b);

(6) the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Partnership or any Guarantor is the obligor on such Indebtedness and the payee is not the Partnership or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Partnership, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary of the Partnership and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Partnership or a Restricted Subsidiary of the Partnership,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Partnership’s Restricted Subsidiaries to the Partnership or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Partnership or a Restricted Subsidiary of the Partnership; and

(B) any sale or other transfer of any such Preferred Stock to a Person that is not either the Partnership or a Restricted Subsidiary of the Partnership,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations not for speculative purposes;

(9) the Guarantee by the Partnership or any of the Guarantors of Indebtedness of the Partnership or a Restricted Subsidiary of the Partnership to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09(b); provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, workers’ compensation claims, health or other types of social security benefits, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(11) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) Indebtedness of the Partnership or any Restricted Subsidiary incurred in connection with any sale and leaseback transaction, provided the Attributable Debt with respect to all sale and leaseback transactions in the aggregate at any one time outstanding shall not exceed the greater of (x) $30.0 million and (y) 2.5% of Consolidated Net Tangible Assets (determined at the time of incurrence of such Attributable Debt);

(13) the incurrence by the Partnership or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(14) the incurrence by the Partnership or its Restricted Subsidiaries of Indebtedness arising from agreements of the Partnership or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(15) the incurrence by the Partnership or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums;

(16) the incurrence by the Partnership or its Restricted Subsidiaries of Indebtedness that is contractually subordinated in right of payment to the Notes or to any Note Guarantee in an aggregate principal amount not to exceed at any one time outstanding $25.0 million;

(17) the incurrence by the Partnership or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of the

Partnership or any Joint Venture but only to the extent that such liability is the result of the Partnership’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (17) and then outstanding does not exceed $25.0 million; and

(18) the incurrence by the Partnership or any Guarantor of additional Indebtedness, the issuance by the Partnership of any Disqualified Stock or the issuance by any Guarantor of any Preferred Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred or Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (18), not to exceed the greater of (x) $100.0 million and (y) 7.5% of Consolidated Net Tangible Assets determined on the date of such incurrence or issuance.

The Partnership will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Partnership or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Partnership or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred or issued pursuant to Section 4.09(a) hereof, the Partnership will be permitted to classify such item of Indebtedness, Disqualified Stock or Preferred Stock on the date of its incurrence or issuance, or later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or Preferred Stock in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1).

The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Partnership as accrued to the extent required by the definition of such term. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Partnership or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1) the Fair Market Value of such assets at the date of determination; and

(2) the amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Partnership (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the aggregate consideration received in the Asset Sale by the Partnership or a Restricted Subsidiary and in all other Asset Sales after the 2013 Indenture Date is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Partnership’s most recent consolidated balance sheet, of the Partnership or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Partnership or such Restricted Subsidiary from or indemnifies against further liability;

(B) any securities, notes or other obligations received by the Partnership or any Restricted Subsidiary from such transferee that are promptly, but in any event within 180 days of the closing (subject to ordinary settlement periods), converted by the Partnership or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C) any Capital Stock or assets of the kind referred to in clause (b)(2) or (b)(4) of Section 4.10(b) hereof; and

(D) any Designated Non-Cash Consideration received by the Partnership or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D)Section 4.10(a)(2)(D) that is at that time outstanding, not to exceed the greater of (x) $30.0 million and (y) 2.0% of Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) Within 450 days after the receipt of any Net Proceeds from an Asset Sale (or within 180 days after such 450-day period in the event the Partnership or any Restricted Subsidiary enters into a binding commitment with respect to such application), the Partnership (or any Restricted Subsidiary) may apply an amount equal to such Net Proceeds:

(1) to repay (i) Indebtedness and other Obligations under a Credit Facility that are secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto and (ii) all Hedging Obligations related to such Indebtedness;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Partnership;

(3) to make capital expenditures; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Partnership (or any Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Partnership will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Partnership or any Restricted Subsidiary may use an amount equal to those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Notes to be purchased will be selected by such method as DTC may require based on the amounts tendered (with such adjustments as may be deemed appropriate by the Partnership so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) The Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Partnership will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Partnership involving aggregate payments or consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable (as reasonably determined by the Partnership) to the Partnership or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated Person; and

(2) the Partnership delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a copy of an opinion addressed to the Partnership or the Board of Directors of the General Partner as to the fairness to the Partnership or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment agreement, employee benefit plan, termination agreement, officer or director indemnification agreement or any similar arrangement entered into by the Partnership or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Partnership and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Partnership) that is an Affiliate of the Partnership solely because the Partnership owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the General Partner, the Partnership or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Partnership;

(6) loans or advances to officers, directors or employees of the General Partner, the Partnership or any Restricted Subsidiary of the Partnership in the ordinary course of business or consistent with past practice or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees);

(7) Permitted Investments or Restricted Payments that do not violate Section 4.07 hereof;

(8) payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuers or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(9) transactions between the Partnership or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the General Partner or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the General Partner or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(10) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) or lessors or lessees of property in the ordinary course of business on terms, taken as a whole, that no less favorable in any material respect than would have been obtained at such time from a Person that is not an Affiliate of the Partnership, as reasonably determined by the Partnership;

(11) payments or transactions arising under or contemplated by any contract, agreement, instrument or arrangement in effect on the date of this Indenture, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such amendments, modifications or replacements are executed, are not materially less favorable to the Partnership and its Restricted Subsidiaries, taken as a whole, than those in effect on the date of this Indenture, as reasonably determined by the Partnership;

(12) any transaction for which the Partnership or any of its Restricted Subsidiaries, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Partnership and its Restricted Subsidiaries from a financial point of view;

(13) payments or transactions (other than purchases or sales of assets) effected in accordance with the terms of the Partnership Agreement, the Omnibus Agreement and any other agreements that are described in the Offering Memorandum and identified in this Indenture, in each case as such agreements are in effect on the date of this Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Partnership and its Restricted Subsidiaries, taken as a whole, than the agreement so amended or replaced, as reasonably determined by the Partnership; and

(14) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Partnership or any Restricted Subsidiary of the Partnership; provided that such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Partnership or such Restricted Subsidiary, as reasonably determined by the Partnership.

Section 4.12 Liens.

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, without effectively providing that the Notes or any Note Guarantee of such Restricted Subsidiary, if applicable, is equally and ratably secured with (or prior to if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee) the Indebtedness so secured for so long as such Indebtedness is so secured.

Section 4.13 Business Activities.

The Partnership will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Partnership and its Restricted Subsidiaries taken as a whole.

Finance Corp. may not incur Indebtedness unless (1) the Partnership is a co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Partnership or its other Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Partnership or used to repay Indebtedness of the Partnership or its other Restricted Subsidiaries as permitted under Section 4.09 hereof. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership or its Restricted Subsidiaries.

Section 4.14 Organizational Existence.

Subject to Article 5 and Section 10.04 hereof, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its limited partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Partnership or any such Restricted Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Partnership and its Restricted Subsidiaries; provided, however, that the Partnership shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Partnership shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Partnership and its Restricted Subsidiaries, taken as a whole.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right, except as provided in Section 4.15(d) below, to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a cash tender offer (“Change of Control Offer”) on the terms set forth in this Section 4.15. In the Change of Control Offer, the Partnership will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, the Partnership will give a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Section 4.15 and described in such notice. The

Partnership will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Partnership will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) Promptly following the expiration of the Change of Control Offer, the Partnership will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Partnership will, on the Change of Control Purchase Date:

(1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Partnership.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Partnership will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c) The provisions described above that require the Partnership to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(d) Notwithstanding anything to the contrary in this Section 4.15, the Partnership will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Partnership and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(e) Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f) In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Partnership (or any third party making such Change of Control Offer in lieu of the Partnership as described above) purchases all of the Notes tendered by such Holders, the Partnership will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.16 Additional Note Guarantees.

If the Partnership or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to either (i) be an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under Section 4.07(a) hereof or (ii) represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Partnership. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the General Partner giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Partnership will be in default of such covenant.

The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Partnership; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18 Covenant Termination.

Notwithstanding any provision of this Indenture or of the Notes to the contrary, if at any time following the date of this Indenture (a) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Partnership, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Partnership as a replacement agency), (b) no Default or Event of Default shall have occurred and is continuing under this Indenture and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to such events, then beginning on that day and continuing at all times thereafter, regardless of any subsequent change in the rating of the Notes, Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.17 and 5.01(a)(4) of this Indenture will terminate and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) Neither of the Issuers may: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Partnership is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) in the case of a transaction involving the Partnership and not Finance Corp., immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either:

(A) the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio of the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Partnership immediately prior to such transaction; and

(5) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.

(b) Section 5.01(a) hereof will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Partnership and its Restricted Subsidiaries. Section 5.01(a)(3) and (a)(4) hereof will not apply to any merger or consolidation of the Partnership (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of organizing the Partnership under the laws of another jurisdiction. Notwithstanding the restrictions described in Section 5.01(a) hereof, in the event the Partnership becomes a corporation or the Partnership or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Corp. may be merged into the Partnership or it may be dissolved in accordance with this Indenture and cease to be an Issuer.

(c) Notwithstanding Section 5.01(a) hereof, the Partnership may reorganize as any other form of entity in accordance with the following procedures provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Partnership under the Notes and this Indenture pursuant to a supplemental indenture or other agreement in a form reasonably satisfactory to the Trustee;

(4) immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5) such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(d) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Partnership, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Partnership, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Partnership.

Section 5.02 Successor Issuer Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to an “Issuer” shall refer instead to the successor Person and not to the predecessor Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as the predecessor Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium on or interest on the Notes in the case of a lease of all or substantially all of such Issuer’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(c) failure by the Issuers to comply with the provisions of Section 3.09, 4.10, 4.15 or 5.01 hereof;

(d) failure by the Partnership for 120 days after notice to the Partnership by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 hereof;

(e) failure by the Partnership or any of its Restricted Subsidiaries for 60 days after notice to the Partnership by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in this Indenture;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Partnership or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(1) is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more; provided, however, if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(g) failure by the Partnership or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(h) the Partnership, Finance Corp. or any of the Partnership’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Partnership, Finance Corp. or any of the Partnership’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2) appoints a custodian of the Partnership, Finance Corp. or any of the Partnership’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Partnership or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Partnership, Finance Corp. or any of the Partnership’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(j) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Partnership, any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Partnership and the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously sent the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the

Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Partnership.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Partnership deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will send to Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will transmit to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit all reports as required by TIA §313(c).

(b) A copy of each report at the time of its transmitting to the Holders of the Notes will be transmitted by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier removal or resignation of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(d) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 3.09, 4.03 (except for the obligation to comply with TIA §314(a)), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (as it relates to any Restricted Subsidiary of the Partnership), 4.15, 4.16 and 4.17 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound;

(f) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(g) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Partnership acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that, if any Definitive Note is then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s properties or assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

(e) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, which intent may be evidenced by an Officers’ Certificate to that effect;

(f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(g) to allow any Guarantor to execute a supplemental indenture, or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;

(h) to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 hereof; or

(i) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee.

Upon the request of the Partnership, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (except those provisions relating to minimum required notice of redemption or the provisions of Section 3.09, 4.10 or 4.15);

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, premium on, if any, or interest on the Notes (other than as permitted in clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.09, 4.10 or 4.15);

(h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(i) make any change in the preceding amendment, supplement and waiver provisions.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants under this Indenture or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest, if any, on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this Indenture requiring the approval of the Holders becomes effective, the Partnership will send to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to send such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium on, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement thereto, will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on the notation of its Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Partnership or any of its Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Partnership will cause such Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

No Guarantor may sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Partnership or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either:

(1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture or other agreement in form reasonably satisfactory to the Trustee; or

(2) such transaction or series of transactions does not violate Section 4.10 hereof.

In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.05 Releases.

The Note Guarantee of a Guarantor shall be released:

(a) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Partnership or a Restricted Subsidiary of the Partnership, if the sale or other disposition does not violate Section 4.10 hereof;

(b) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Partnership or a Restricted Subsidiary of the Partnership, if the sale or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Partnership as a result of the sale or other disposition;

(c) upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(d) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

(e) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(f) upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to either of the Issuers or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist;

Upon delivery by the Partnership to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in the foregoing clauses (a) – (g) has occurred, the Trustee shall execute any documents reasonably requested by the Partnership in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article 11), when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes at the date of Stated Maturity or redemption;

(b) in respect of subclause (2) of clause (a) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Issuers have paid or caused to be paid all other sums payable by the Issuers under this Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money or Government Securities have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money or Government Securities deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Partnership acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, or interest for whose payment such money or Government Securities have been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Relation to Trust Indenture Act.

This Indenture shall not be qualified under or otherwise subject to the TIA, except as expressly provided in Article 7 hereof and this Article 12.

Section 12.02 Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly sent if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuers and the Guarantors:

SunCoke Energy Partners, L.P.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Facsimile No.: (630) 824-1001

Attention: Chief Financial Officer

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Facsimile No.: (412) 234-8377

Attention: Corporate Trust Administration

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly sent: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder will be (i) mailed by first class mail, certified or registered, return receipt requested, to its address shown on the register kept by the Registrar, (ii) sent by overnight air courier guaranteeing next day delivery to such address or (iii) if the Holder is the Depositary, sent by such other means as the Depositary may specify. Any notice or communication will also be sent in the same manner to any Person described in TIA §313(c), to the extent required by the TIA. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Unitholders.

None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. EACH OF THE ISSUERS, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Partnership or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15 Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 12.16 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17 FATCA.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) to which a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject related to this Indenture, the Partnership agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. information about the transaction that is within the possession of the Partnership and reasonably requested by the Trustee, to assist the Trustee in determining whether it has tax related obligations under Applicable Law, and (ii) that Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

[Signatures on following page]

SIGNATURES

Dated as of May 24, 2017

SUNCOKE ENERGY PARTNERS, L.P.

By:	SUNCOKE ENERGY PARTNERS GP LLC, its general partner

By:	/s/ Fay West
	Name:	Fay West
	Title:	Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS FINANCE CORP.

By:	/s/ Fay West
	Name:	Fay West
	Title:	President

GUARANTORS:

HAVERHILL COGENERATION COMPANY LLC
HAVERHILL COKE COMPANY LLC
MIDDLETOWN COGENERATION COMPANY LLC
MIDDLETOWN COKE COMPANY, LLC
SUNCOKE LOGISTICS LLC
SUNCOKE LAKE TERMINAL LLC
KANAWHA RIVER TERMINALS LLC
MARIGOLD DOCK, INC.
CEREDO LIQUID TERMINAL, LLC
GATEWAY COGENERATION COMPANY LLC
GATEWAY ENERGY & COKE COMPANY, LLC
FF FARM HOLDINGS LLC
RAVEN ENERGY LLC
JACOB MATERIALS HANDLING, LLC

By:	/s/ Ryan D. Osterholm
	Name:	Ryan D. Osterholm
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valere Boyd
	Name:	Valere Boyd
	Title:	Vice President

EXHIBIT A

[Face of Note]

CUSIP

7.50% Senior Notes due 2025

No.	$

SUNCOKE ENERGY PARTNERS, L.P.

SUNCOKE ENERGY PARTNERS FINANCE CORP.

promise to pay, jointly and severally, to         or registered assigns,

the principal sum of              DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on June 15, 2025.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Dated:

SUNCOKE ENERGY PARTNERS, L.P.

	By:	SUNCOKE ENERGY PARTNERS GP LLC, its general partner

By:
Name:
Title:

SUNCOKE ENERGY PARTNERS FINANCE CORP.

By:
Name:
Title:

Certificate of Authentication:

This is one of the Notes referred to

in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[Back of Note]

7.50% Senior Notes due 2025

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”) jointly and severally promise to pay or cause to be paid interest on the principal amount of this Note at 7.50% per annum from May 24, 2017 until maturity. The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2017. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), from time to time on demand at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Partnership or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to any Holder. The Partnership or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 24, 2017 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers limited to $630.0 million in aggregate principal amount in the case of the Initial Notes. The Indenture does not limit the aggregate principal amount of Additional Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to June 15, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, but in an amount not greater than the net cash proceeds of an Equity Offering by the Partnership, upon notice as provided in the Indenture, at a redemption price equal to 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date); provided that:

(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Partnership and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to June 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) of the Indenture.

(d) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to June 15, 2020.

(e) On and after June 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2020	105.625%
2021	103.750%
2022	101.875%
2023 and thereafter	100.000%

(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Partnership will be required, except as provided in Section 4.15(d) of the Indenture, to make a cash tender offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Partnership will give a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Partnership or a Restricted Subsidiary of the Partnership consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Partnership will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Partnership or any Restricted

Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except as provided in Section 4.10 of the Indenture), based on the amounts tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Definitive Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Partnership prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will give a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes or similar governmental charges required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to an Issuer or such Guarantor pursuant to the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; to conform the text of the Indenture, the Notes, the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated May 19, 2017, relating to the initial offering of the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture; to secure the Notes or the Note Guarantees pursuant to the requirement of Section 4.12 of the Indenture; or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Issuers to comply with the provisions of Section 3.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Partnership for 120 days after notice to the Partnership by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 of the Indenture; (v) failure by the Issuers for 60 days after notice to the Partnership by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Partnership or any of its Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vii) failure by the Partnership or any of its Restricted Subsidiaries to pay certain final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to Finance Corp., the Partnership or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Partnership, any Restricted Subsidiary of the Partnership that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Partnership that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes (including in connection with an offer to purchase any Notes). The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH PARTNERSHIP. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Partnership will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

SunCoke Energy Partners, L.P.

SunCoke Energy Partners Finance Corp.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Facsimile No.: (630) 824-1001

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                     to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Partnership pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10            ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Partnership pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

SunCoke Energy Partners, L.P.

SunCoke Energy Partners Finance Corp.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Facsimile No.: (412) 234-8377

Attention: Corporate Trust Administration

Re: 7.50% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of May 24, 2017 (the “Indenture”), among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if, among other things, Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Partnership or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP                     ), or

(ii) ☐ Regulation S Global Note (CUSIP                     ), or

(iii) ☐ IAI Global Note (CUSIP                     ); or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP                     ), or

(ii) ☐ Regulation S Global Note (CUSIP                     ), or

(iii) ☐ IAI Global Note (CUSIP                     ); or

(iv) ☐ Unrestricted Global Note (CUSIP                     ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

SunCoke Energy Partners, L.P.

SunCoke Energy Partners Finance Corp.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Facsimile No.: (412) 234-8377

Attention: Corporate Trust Administration

Re: 7.50% Senior Notes due 2025

(CUSIP [                    ])

Reference is hereby made to the Indenture, dated as of May 24, 2017 (the “Indenture”), among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SunCoke Energy Partners, L.P.

SunCoke Energy Partners Finance Corp.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, Pennsylvania 15262

Facsimile No.: (412) 234-8377

Attention: Corporate Trust Administration

Re: 7.50% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of May 24, 2017 (the “Indenture”), among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Partnership or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Partnership a signed letter substantially in the form of this letter and, if such transfer is in respect

D-1

of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Partnership to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Partnership such certifications, legal opinions and other information as you and the Partnership may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of May 24, 2017 (the “Indenture”), among SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of             , among             (the “Guaranteeing Subsidiary”), a subsidiary of SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Partnership, SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 24, 2017 providing for the issuance of 7.50% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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EXHIBIT F

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

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EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

SUNCOKE ENERGY PARTNERS, L.P.

By:	SUNCOKE ENERGY PARTNERS GP LLC its general partner

By:
Name:
Title:

SUNCOKE ENERGY PARTNERS FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee

By:
Authorized Signatory

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